EX-99.906CERT

CERTIFICATION

Suresh L. Bhirud, Chairman, of The Apex Mid Cap Growth Fund (the "Registrant"), certifies to the best of his or her knowledge that

1. The Registrant's periodic report on Form N-CSR/A for the period ended July 31, 2009 (the "Form N-CSR/A") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman

The Apex Mid Cap Growth Fund

/s/Suresh L. Bhirud

Suresh L. Bhirud

Date: October 8, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Apex Mid Cap Growth  Fund and will be retained by The Apex Mid Cap Growth Fund and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C.  1350 and is not being filed as part of the Form N-CSR/A filed with the Commission.